UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2010

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 8, 2010, Horizon Lines, LLC (“HL”) and Horizon Lines of Alaska, LLC (“HLA”, and together with HL, the “Company”), each a wholly-owned subsidiary of Horizon Lines, Inc., entered into an agreement with APM Terminals North America Inc. (“APMT”) relating to the provision of stevedoring and terminal services at various ports in the United States. The agreement, titled “Amendment No. 3 to Stevedoring and Terminal Services Agreement” (the “Third Amendment”), is the latest amendment to the parties’ Stevedoring and Terminal Services Agreement dated May 9, 2004 (the “Original Agreement”).
The Third Amendment extends the Original Agreement to December 31, 2015, with an option for the Company to further extend for an additional two years, and it amends certain terms of the Original Agreement. The Original Agreement, as amended by the Third Amendment, applies to stevedoring and terminal services to be provided to the Company by APMT in Jacksonville, Florida; Houston, Texas; Los Angeles, California; Tacoma, Washington and Elizabeth, New Jersey. The Company has the option of excluding the terminal location in Elizabeth, New Jersey from the scope of the Original Agreement and the Third Amendment if the Company chooses not to provide its service in either New York or New Jersey.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
On June 9, 2010, the Board of Directors of Horizon Lines, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, appointed Bobby J. Griffin to serve on the Company’s Board to fill a vacancy as a Class III Director with a term expiring in 2011. The vacancy was created by the departure of Jim Down. Mr. Griffin is expected to serve on the Company’s Compensation Committee.
Mr. Griffin’s compensation for service as a director will consist of an annual cash retainer of $50,000 and an annual grant of restricted stock in the amount of $60,000 with terms similar to the Company’s other non-employee directors. In addition, Mr. Griffin will also receive a one-time award of restricted stock that vests over a three year period in an amount of $120,000.
The Company also intends to enter into indemnification agreements with Mr. Griffin and Stephen H. Fraser, who was elected to the Board of Directors at the Company’s Annual Meeting on June 1, 2010. The indemnification agreements will be in the form provided to the other non-employee directors of the Company and attached to our Current Report on Form 8-K filed on July 18, 2008 and incorporated herein by reference.
A copy of the press release announcing Mr. Griffin’s appointment to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on July 18, 2008.

99.1	Press Release of Horizon Lines, Inc. dated June 10, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: June 11, 2010	By:	/s/ Michael T. Avara
Michael T. Avara
Senior Vice President and Chief Financial Officer